UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 12, 2004

ASCONI CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-23712	91-1395124
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1211 Semoran Blvd, Suite 141, Casselberry, Florida
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(407) 679-9463

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 Other Events

Item 8.01 Other Events

Director Resignation and Appointment

On October 12, 2004, Mr. Frank Clear resigned as a director of the Board of Directors (the “Board”) of Asconi Corporation, a Nevada corporation (the “Company”). Mr. Clear also resigned as a member of the Audit Committee of the Board, effective as of the same date. On the same date, the Board appointed Mr. Nurlan Arimov to fill in the vacancy on the Board and the Audit Committee thereof created as a result of Mr. Clear’s resignation. The Board has determined that Mr. Arimov is an independent director on the Board and that he meets the qualifications of “audit committee financial expert” as provided under the federal securities laws.

Subsequent to the foregoing changes to the Board and Audit Committee memberships, the Board consists of seven members, including Constantin Jitaru, Anatolie Sirbu, Serguei Melnik, Nicolae Sterbets, Radu Bujoreanu, Tatiana Radu and Nurlan Arimov. The Audit Committee consists of two members, Radu Bujoreanu and Nurlan Arimov.

Dismissal of Class Action Lawsuits

On October 12, 2004, the Company issued a press release announcing the dismissal of all securities class action lawsuits against it. A copy of this press release is attached as Exhibit 99.1 hereto. The reader is advised to read the press release in its entirety.

Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c)    Exhibit 99.1    Press release dated October 12, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Asconi Corporation

Date: October 13, 2004	By:	/s/ Constantin Jitaru
Constantin Jitaru
President and CEO